HALCYON JETS HOLDINGS, INC AND SUBSIDIARY
PRO FORMA UNAUDITED FINANCIAL STATMENTS

The following unaudited pro forma consolidated financial statements give effect to the reverse acquisition of Halcyon Jets, Inc. (“the Company”) by Halcyon Jets Holdings, Inc. (formerly Greenleaf Forest Products, Inc.) (“Holdings”) and are based on the estimates and assumptions set forth herein and in the notes to such pro forma statements.

On August 17, 2007, the Company entered into an Agreement and Plan of Merger and Reorganization with Holdings and Halcyon Jet Acquisition Corp. (“the Acquisition Subsidiary”), and upon the closing of the merger transaction, the Company became a wholly-owned subsidiary of Holdings.

In accordance with the merger agreement the Acquisition Subsidiary merged with and into the Company, with the Company remaining as the surviving entity after the merger, and the stockholders of the Company received an aggregate of 12,045,000 shares of common stock of Holdings in exchange for their shares of common stock of the Company.

Simultaneously with the closing of the merger, Holdings completed a private placement of 49.9 units of securities of Holdings, at the purchase price of $100,000 per unit (the “PPO Price”), each unit consisting of 100,000 shares of Holdings’ common stock and a three year warrant to purchase 50,000 shares of Holdings’ commons stock for an exercise price of $1.00 per share. As part of the private placement, the below described holders of the $1.5 million of outstanding indebtedness of the Company converted the indebtedness to them into 15 units in the private placement.

Contemporaneously with the closing of the Merger, Holdings transferred all of its operating assets and liabilities to its wholly-owned subsidiary (“SplitCo”) and divested itself of SplitCo through the transfer of all of the outstanding capital stock of SplitCo to a major stockholder of Holdings in exchange for cancellation of 39,795,454 shares of Holdings’ common stock held by such stockholder (the “Split-Off”) which left 8,500,000 shares of Holdings’ common stock held by existing stockholders of Holdings.

Prior to the Merger, in May 2007, Halcyon borrowed $1.5 million, without interest, through the issuance of Bridge Notes. The lenders agreed that the outstanding indebtedness under the Bridge Notes would be converted into common stock on the same terms as provided in the private placement mentioned in the paragraph above. In addition in consideration for the loan, Halcyon also issued 750,000 shares of common stock to the lenders. In August 2007, the Company additionally borrowed $490,000 which was repaid out of the proceeds of the private placement with interest at 6%.

The Merger is being accounted for as a reverse acquisition and a recapitalization. The Company is the acquirer for accounting purposes.

The following unaudited pro forma financial information for the three months ended April 30, 2007 gives effect to the above as if the transactions had occurred at the beginning of the period. The unaudited pro forma consolidated balance sheet at April 30, 2007 assumes the effects of the above as if these transactions had occurred as of April 30, 2007.

HALCYON JETS HOLDINGS, INC AND SUBSIDIARY
PRO FORMA UNAUDITED FINANCIAL STATMENTS

The unaudited pro forma consolidated financial statements are based upon, should be read in conjunction with the Holdings’ unaudited financial statements as of and for the three months ended March 31, 2007 (included in the Holdings’ Quarterly Report on Form 10-QSB filed on May 15, 2007) and the historical financial statements of the Company for the period February 1, 2007 (inception) through April 30, 2007 included in this Report.

The unaudited pro forma consolidated financial statements and notes thereto contain forward-looking statements that involve risks and uncertainties. Therefore, our actual results may vary materially from those discussed herein. The unaudited pro forma consolidated financial statements do not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of our future results.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
April 30, 2007

	Historical		Adjustments
	HOLDINGS	Halcyon	(a)	(b)	(c)	(d)	Consolidated

Assets

Current Assets
Cash	$1,049	$74,383	$1,990,000		$2,642,250	$(1,049)	$4,706,633
Accounts Receivable	26,565	29,941				(26,565)	29,941
Inventories	40,060					(40,060)	-
Prepaid expenses	-	126,505	-		(85,000)	-	41,505
Total Current Assets	67,674	230,829	1,990,000		2,557,250	(67,674)	4,778,079

Property and equipment - net		185,747					185,747
Security Deposit	-	37,381	-		-	-	37,381
Total Assets	$67,674	$453,957	$1,990,000		$2,557,250	$(67,674)	$5,001,207

Liabilities and Stockholders' Equity (Deficit)

Notes payable to bank	$22,400					$(22,400)
Due to officer	41,921					(41,921)
Accounts payable and accrued expenses	20,100	$84,621				(20,100)	$84,621
Accured compensation		77,203					77,203
Accrued excise taxes	-	24,197					24,197
Bridge notes payable, net of discount	-	-	1,615,000		$(1,615,000)	-	-
Total Current Liabilites	84,421	186,021	1,615,000		(1,615,000)	(84,421)	186,021

Stockholders' equity (deficiency)
Common stock	10,000	11,295	750	$38,295	4,990	(39,795)	25,535
Additional paid-in capital		483,678	374,250		4,543,010	(8,500)	5,392,438
Accumulated deficit	(26,747)	(227,037)	-	(38,295)	(375,750)	65,042	(602,787)
Total Stockholders' Equity	(16,747)	267,936	375,000	-	4,172,250	16,747	4,815,186
Total Liabiliites and Stockholders' Equity	$67,674	$453,957	$1,990,000	$-	$2,557,250	$(67,674)	$5,001,207

UNAUDITED PRO FORMA CONSOLIDTED STATEMENT OF OPERATIONS
Three Months Ended April 30, 2007

	Historical		Adjustments
	HJH	Halcyon	(a)	(b)	(c)	(d)	Consolidated

Revenues	$49,890	$367,378				$(49,890)	$367,378

Operating costs and expenses
Cost of revenues	46,998	326,886				(46,998)	326,886
Salaries, wages and benefits		173,123					173,123
Other operating costs	5,477	90,077				(5,477)	90,077
Depreciation and amortization	-	4,329				-	4,329

Total operating costs and expenses	52,475	594,415				(52,475)	594,415

Net loss	$(2,585)	$(227,037)				$2,585	$(227,037)

Basic and diluted net loss per share	$-						$(0.01)

Weighted average share outstanding - basic and diluted	10,000,000						31,405,000

Notes to Unaudited Pro Forma Consolidated Financial Statements

Note 1. Accounting Treatment Applied as a Result of this Merger and Related Transactions

The Merger transaction is being accounted for as a reverse acquisition and recapitalization. Halcyon is the acquirer for accounting purposes. Holdings is the issuer. Accordingly, Halcyon’s historical financial statements for periods prior to the acquisition become those of the acquirer retroactively restated for the equivalent number of shares received in the Merger. The accumulated deficit of Halcyon is carried forward after the acquisition. Operations prior to the Merger are those of Halycon. Earnings per share for the period prior to the Merger are restated to reflect the equivalent number of shares outstanding.

Note 2. Adjustments

(a)
To record Halcyon’s borrowings of (i) $1.5 million, without interest, through the issuance of Bridge Notes in May 2007, net of a discount of $375,000 for the issuance by Halcyon of 750,000 shares of common stock to the lenders, as consideration for loan; and (ii) $490,000, with 6% interest.

(b)
To reflect the recapitalization impact on stockholders’ equity resulting from the reincorporation of Holdings in Delaware in which the then shareholders were issued 4.8295454 shares of Holdings for each share outstanding.

(c)
To record the sale of 49.9 units, consisting of 100,000 shares of Holdings’ common stock and a warrant to purchase 100,000 shares of Holding’s common stock for $1.00 per share for $4,990,000, net of expenses of $102,500; write-off of prepaid expenses related to the transaction of $85,000; and the conversion of a portion of borrowings ($1.5 million) into 15 units including a write-off the unamortized discount and the repayment of the balance of the borrowings with 6% interest ($490,750).

(d)	To reflect the Split-Off Agreement whereby Holdings premerger operating net assets were transferred in exchange for the cancellation of 39,795,454 shares of Holdings held by a stockholder of Holdings.